Exhibit 99.1

Nasdaq to Delist Ibis Technology Corporation

Ibis Shares to Trade on Pink Sheets

DANVERS, Mass.--(BUSINESS WIRE)--Ibis Technology Corporation (Nasdaq GM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that it received a letter from The Nasdaq Stock Market stating that a Nasdaq Hearings Panel (the “Panel”) has determined to delist the Common Stock of Ibis Technology Corporation (the “Company”) from the Nasdaq Global Market and will suspend trading of the Company’s shares effective on the opening of business on August 13, 2008. The Company does not plan to request a review from the Nasdaq Listing and Hearing Review Council. The Company now expects to be quoted on the Pink Sheets, an electronic quotation service maintained by Pink Sheets LLC. The Pink Sheets allow continued trading of securities of delisted companies. The Company expects its common stock to be traded on the Pink Sheets under the symbol “IBIS” or “IBIS.PK”. The Company’s Common Stock may also be quoted on the OTC Bulletin Board ®, a regulated quotation service for over-the-counter securities, provided one or more market makers apply to quote the Company’s securities.

As previously announced, the Company participated in a Panel hearing on June 5, 2008 to address certain compliance deficiencies relating to the continued listing requirements of the Nasdaq Global Market, including the delayed filing of the Company’s Form 10-K for the year ended December 31, 2007, the delayed filing of the Company’s Form 10-Q for the quarter ended March 31, 2008 and the failure to maintain the minimum $1.00 per share bid price, $10,000,000 stockholders’ equity and $5,000,000 market value of publicly held shares requirements. The Panel hearing process stayed the delisting of the Common Stock until the hearing was held and the Panel delivered a decision. Subsequently, the Company filed the required reports and provided additional information as requested by the Panel. However, the Panel thereafter ruled to proceed with the delisting process and, effective August 13, 2008, the Company’s Common Stock will no longer trade on The Nasdaq Global Market.

The Company continues to work closely with its investment bank, BlueLake Partners, LLC, to assess strategic alternatives for Ibis, including a potential sale of the Company and/or its assets. The Company can give no assurance that it will identify an alternative that allows stockholders to realize an increase in the value of the Company’s stock.

About Ibis Technology

Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, Ibis Technology is traded on Nasdaq under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on the Ibis web site at www.ibis.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains express or implied forward-looking statements including, among other things, (i) the Company’s ability to conduct its operations in a manner consistent with its current plan and existing capital resources or otherwise to obtain additional implanter orders or to secure financing to continue as a going concern, (ii) the expected quotation on the Pink Sheets and application by one or more market makers to quote the Company’s securities on the OTC Bulletin Board ®, (iii) the ability of the Company to timely file all required reports under the Securities Exchange Act of 1934, as amended, (iv) the Company’s expectations regarding future orders for i2000 implanters, (v) the Company’s expectations regarding it’s strategic alternatives, including the potential sale of the Company, (vi) the continued employment of key management and technical personnel, and attaining implanter improvements to the degree and in the timeframe necessary to meet our customer’s expectations, (vii) the timing of our major customer’s ramping to production quantities on the i2000 implanter and the sustained production worthiness of the i2000 implanter, (viii) the reliance on a single or small number of large customers, interest in and demand for, and market acceptance of, the Company’s SIMOX-SOI technology including the Company’s implanters, (ix) the involvement generally of the silicon wafer manufacturing industry in the SOI wafer market and the ability of the wafer manufacturer’s to produce sufficiently low cost SIMOX-SOI wafers utilizing both our SIMOX equipment and technology, as well as other equipment manufacturer’s tools, (x) the timing and likelihood of revenue recognition on orders for the Company’s implanters, (xi) the Company’s belief that wafer manufacturers will become the primary suppliers of SIMOX-SOI wafers to the chipmaking industry, (xii) the throughput and production capacity of the i2000 implanter for manufacturing 300-mm SIMOX-SOI wafers, attaining implanter improvements to the degree and in the timeframe necessary to meet customer expectations, and the ability of the i2000 implanter to achieve acceptable production yields, (xiii) the Company’s plan to focus on supplying implanters to wafer manufacturers, (xiv) the ability to operate with existing capital resources or to secure financing and to continue as a going concern and (xv) the Company’s expectation of having sufficient cash for operations. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to: future continued migration to SOI technology and market acceptance of SIMOX; the level of demand for the Company’s products; limited customers and products; lack of order backlog and visibility to the timing of new orders; the Company’s ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties; loss of key personnel; the Company’s ability to protect its proprietary technology; the potential trends in the semiconductor industry generally; the ease with which the i2000 can be installed and qualified in fabrication facilities; the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification, or cancellation, in whole or in part; the likelihood and timing of revenue recognition on such transactions; the possibility of the impact of competitive products, technologies and pricing; the impact of rapidly changing technology; the possibility of further asset impairment and resulting charges; equipment capacity and supply constraints or difficulties; the Company’s limited history in selling implanters; general economic conditions; and other risks and uncertainties described in the Company’s Securities and Exchange Commission filings from time to time, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended. All information set forth in this press release is as of August 11, 2008 and Ibis undertakes no duty to update this information unless required by law.

CONTACT:
Ibis Technology Corporation
William J. Schmidt, 978-777-4247
CFO & Treasurer